EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51965) of Dental Care Alliance, Inc. of our report dated March 25, 1999 appearing on page F-1 of this Form 10-K.


PricewaterhouseCoopers LLP

Houston, Texas
March 30, 1999